EXHIBIT 10.8.1
AMENDMENT TO THE
SUPPLEMENTAL DEFINED CONTRIBUTION PLAN
     This document (this “Amendment”) is an amendment to the Supplemental Executive Defined Contribution Plan (the “Plan”) of Ferro Corporation (the “Company”) that was adopted effective January 1, 1996.
Background
A.	The Plan currently provides a Supplemental Basic Pension Contribution to each Participant in Salary Grade 22 or higher who received a Basic Pension Contribution under the Ferro SSOP during the Plan Year.
B.	The Company desires to change, effective January 1, 2006, the pay grade eligibility from Salary Grade 22 to Salary Grade 25 or higher.
C.	Article IX of the Plan permits the Company to amend the Plan, provided that the amendment does not adversely affect the rights of Participants, and no Participant has yet earned the right to a Supplemental Basic Pension Contribution for the Plan Year beginning January 1, 2006.
Amendment
     NOW, THEREFORE, in consideration of the foregoing, pursuant to the provisions of Article IX of the Plan, the Plan is hereby amended effective January 1, 2006, as follows:
1.	Section 4.3 of the Plan (as it pertains to post-2004 deferrals) is amended by the addition of two new sentences at the end thereof to read as follows:
“The prior provisions of this Section notwithstanding, effective January 1, 2006, a Participant will be eligible for a Supplemental Basic Pension Contribution only if the Participant received a Basic Pension Contribution under the Ferro SSOP during the Plan Year and either:
(A)	Is in Salary Grade 25 or higher on the last day of the Plan Year, or

(B)	Is a grandfathered Participant in Salary Grade 22 or higher on the last day of the Plan Year.
For purposes of this Section, the term ‘grandfathered Participant’ means a Participant who became an employee of a Ferro Group Company on or after July 1, 2003 and before January 1, 2006 at a Salary Grade of 22 or higher.”
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 20th day of December, 2006.

FERRO CORPORATION
By:	/s/ James F. Kirsch
James F. Kirsch
Chairman, President & Chief Executive Officer